Exhibit 10.16

THIS AGREEMENT is made on the 16th day of November 2020

BETWEEN:-

(1)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room A, 8/F, Reason Group Tower, 403 Castle Peak Road, Kwai Chung, New Territories, Hong Kong (the “GEL”); AND

(2)	INTELINO SDN BHD, a limited liability company incorporated in Malaysia whose registered office is at No. 5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selangor Malaysia. (the “INTELINO”); AND

WHEREAS:

GEL agrees to engage INTELINO and INTELINO agrees to provide to GEL the services as described in Schedule 1 (the “Services”), subject to the terms and conditions set out in this Agreement.

NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS

1.1	In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings:

(a)	“Fees” means the fees as specified in Schedule 1 payable by GEL from time to time to INTELINO for provision of the Services;

(b)	“HKIAC” is as defined in Clause 17.2;

(c)	“Services” means the services as detailed in Schedule 1; and

(d)	“Term” means the term as specified in Schedule 1;

1.2	Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.3	The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them.

1.4	References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement.

2.	PROVISION OF SERVICES

2.1	In consideration of GEL paying the Fees to INTELINO in the manner described in Clause 3, INTELINO agrees to provide the Services to GEL subject to the terms and conditions herein and in Schedule 1.

2.2	GEL and INTELINO shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for INTELINO to fulfil its obligations hereunder.

2.3	GEL shall respect independent performance of the Services by INTELINO and shall communicate with INTELINO for any suggestions and INTELINO may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties with the consent of GEL.

2.4	INTELINO shall be entitled to deploy resources of all forms or manners as necessary for the performance of the Services under this Agreement. GEL is required to provide all necessary actions and assistance, including but not limited to furnishing documents, preparing & signing agreements & documents, providing confirmation, acceptance & endorsement of all relevant matters, to be performed and completed by GEL within a reasonable period of time as requested by INTELINO for INTELINO to fulfil its obligations under this Agreement.

2.5	The system development shall be subjected to acceptance tests in accordance with the implementation plan as reasonably required by GEL. As soon as reasonably possible after the satisfactory completion of the acceptance tests, GEL shall provide a written notification to certify that the cloud platform deployment has passed the Acceptance Tests. Satisfactory completion of the acceptance tests shall occur when the cloud platform deployment achieves the acceptance tests.

2.6	GEL will ensure that it and any of its sub-contractor approved by MACRO implements, follows and maintains appropriate security controls. GEL shall not downgrade the security configuration of any system processing any such Data without the prior written consent of MACRO.

3.	PAYMENT

3.1	GEL shall pay the Fees to INTELINO for provision of the Services in the manner set out in Schedule 1. INTELINO shall not be responsible for all unforeseeable costs, tax, charges, and expenses incurred for and in connection with the provision of the Services by INTELINO except as expressly provided otherwise in this Agreement or approved in advance in writing by INTELINO.

3.2	All payment shall be made within thirty (30) days from the date of invoices issued by INTELINO to GEL

4.	TERMINATION

4.1	This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutual agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement.

4.2	This Agreement may be terminated by either party with a 3 months’ prior written notice

4.3	The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre-existing and/or accrued rights and obligations of the parties hereunder.

4.4	Clauses 5, 6, 7, 11, 12, 13, 14, 14 and 17 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason.

5.	REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1	Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all things necessary to procure the fulfilment of its obligations in terms of this Agreement.

5.2	INTELINO represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and business-like manner.

6.	LIMITATION OF LIABILITY

NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES. THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS, AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER. THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.	CONFIDENTIALITY

7.1	The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to disclose the same only to those of its employees or contractors directly involved with the services and only to the extent necessary for each of them to perform his duties under this Agreement. The parties shall impose the above obligation on these persons.

7.2	The foregoing obligations shall not apply, however, to any part of such information which:

a)	was already in the public domain or which becomes so through no fault of the receiving party;

b)	was already known to the receiving party prior to receipt thereof; or

c)	was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof.

7.3	Subject to the provisions in Clause 7.2 above, these obligations of confidentiality shall survive the expiration or termination of this Agreement.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	INTELINO will use certain technology and software (including the software in the server) which Intellectual Property Rights vest in INTELINO or a third party, in the provision of the Services to GEL under this Agreement. INTELINO hereby grants to and/or shall procure a license from the third party (as applicable) for GEL in order to receive the Services provided by INTELINO during the term of this Agreement. All rights, title and interest in and to the Intellectual Property Rights will remain the sole and exclusive property of INTELINO and/or the relevant third party licensors.

9.	ASSIGNMENT

9.1	Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party’s business.

10.	ENTIRE AGREEMENT

10.1	The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing. In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail.

10.2	Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties.

11.	NOTICES

11.1	Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time. Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or if by post 48 hours after the day of posting.

12.	LEGAL RELATIONSHIP

12.1	Nothing herein shall create or imply any employment, principal-agent, joint venture or partnership relationship between GEL on the one hand, and INTELINO on the other.

12.2	Either party acknowledges that it is not part of the other party’s organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party.

13.	SEVERABILITY

13.1	In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement. Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein.

14.	WAIVER

14.1	No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy. The rights, powers and remedies provided herein are cumulative and are not exclusive of any rights, powers or remedies at law.

15.	Force Majeure

15.1	Neither party shall be liable for any delays or failures attributable to its being affected by an Event of Force Majeure, but the party so affected shall use best endeavours to resume performance as quickly as possible and shall promptly give the other party full particulars of the failure or delay and consult with the other party concerning the failure or delay from time to time as appropriate. If any such delay or failure on the part of the INTELINO continues for a period of three (3) months, GEL shall be entitled to terminate this Agreement and/or any services provided under this Agreement immediately on giving written notice to INTELINO.

16.	CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE

16.1	The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623).

17.	APPLICABLE LAW AND DISPUTE RESOLUTION

17.1	This Agreement shall be governed by, construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non-exclusive jurisdiction of the courts of Hong Kong SAR.

17.2	Notwithstanding Clause 17.1, a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre (“HKIAC”) with three (3) arbitrators in accordance with the HKIAC Rules in force. Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel. The language to be used in the arbitral proceedings shall be English.

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IN WITNESS WHEREOF this Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
)
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SIGNED BY	)
FOR AND ON BEHALF OF	)
INTELINO SDN BHD	)
in the presence of:-)
)
)
)
)
)

SCHEDULE 1

Part 1 - The Services

1.	INTELINO shall provide the system development and testing of the following modules of the asset tracking system to GEL:

-	Multi-tenanted asset tracking and monitoring system to facilitate data capture, storing, integration, exchange and communication to digital, data and tracking infrastructure and protocols

-	Capturing, transforming and -processing of asset and inventory data for near-real time processing, tracking, storing, alerts, ongoing monitoring and analysis

-	Processing of all data from readers which includes data integration and exchange with the IoT gateway

-	Remote managed and OTA (Over The Air) processing system to enable the site with business rule assistance to process the transmitted data seamlessly and swiftly

-	Risk management computation and monitoring leveraging business rules for monitoring ad management of risk suspicious, fraudulent, irresponsible and/or dangerous behaviour

-	Data integration and exchange with logistics, ESRI files, AutoCAD files, geofencing, zoning and other location base systems

-	Capability to monitor and track linen and asset movement

-	Asset tracking and monitoring with powerful integration points with various recognised readers

-	Asset tracking and monitoring on Integration Point with IoT gateways and other subsystems that define triggers, threshold for SLA data point

2.	INTELINO shall provide on-site support for the asset tracking system in Malaysia only.

The service hours for on-site support service are set out below:

Mondays to Saturdays: 9:00 am to 10:00 pm

Sundays and Public Holidays: 9:00 am to 7:00 pm

Part 2 – Term, Fees and Timeline

1.	Term:	From date of this Agreement to 30 June 2021 (both days inclusive) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees:	GEL shall pay the service fees for system development, testing and on-site support of the totalling US$290,000 of which (i) US$30,000 shall be invoiced upon the signing of this Agreement and the remaining with fees due for payment on presentation of our invoices, as the work progresses. For any job order for the requiring INTELINO’s staff to standby on site, additional charges shall be charged by INTELINO to GEL. For the avoidance of doubt, any services performed by INTELINO not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by GEL in the manner as agreed by both parties

Sch 1-1